SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                                  SCHEDULE 14C

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

                           Check the appropriate box:

[X] Preliminary information statement       [ ] Confidential, for use of
                                                Commission Only (as permitted by
                                                Rule 14c-5(d)(2))

                      [ ] Definitive information statement

                            Franklin Wireless Corp.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

               Payment of filing fee (Check the appropriate box):

                              [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

       (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transactions applies:

      (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              (4) Proposed maximum aggregate value of transaction:

                               (5) Total fee paid:

               [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                           (1) Amount Previously Paid:

                (2) Form, Schedule or Registration Statement No.:

                                (3) Filing Party:

                                 (4) Date Filed:

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                             FRANKLIN WIRELESS CORP.
                       9823 PACIFIC HEIGHTS BLVD. SUITE J
                               SAN DIEGO, CA 92121

               NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

To Our Shareholders:

         In September of 2006 the Board of Directors of Franklin Wireless Corp. (the "Company") took action to amend the Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company, subject to shareholder approval. The increase is from 900,000,000 shares to 1,200,000,000 shares of Common Stock. Thereafter, shareholders beneficially holding in the aggregate 543,014,627 shares of Common Stock, representing over 50% of the outstanding shares, consented in writing to the amendment.

         Your consent to the amendment is not required and is not being solicited in connection with this action. This Information Statement will serve as notice pursuant to Section 603(b) of the California General Corporation Law and pursuant to the Securities Act of 1934 of the approval by less than unanimous written consent of the shareholders of the Company.

         WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            OC Kim
                                            President


San Diego, CA
December __, 2006

                             FRANKLIN WIRELESS CORP.
                       9823 PACIFIC HEIGHTS BLVD. SUITE J
                               SAN DIEGO, CA 92121
                          ____________________________

                              INFORMATION STATEMENT
                          ____________________________

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

     This Information Statement is being mailed or otherwise furnished to shareholders of Franklin Wireless Corp., a California corporation (the "Company"), in connection with the prior receipt by the Company of approval by written consent of the holders of a majority of the Company's Common Stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Certificate of Incorporation of the Company to increase the authorized capitalization of the Company to 1,200,000,000 shares of Common Stock.

     This Information Statement is being first sent to shareholders on or about December , 2006. The Company anticipates that the Amendment will become effective on or about January , 2007.

VOTE REQUIRED

     The vote required to approve the Proposal was the affirmative vote of the holders of a majority of the Company's voting capital stock. Each holder of Common Stock is entitled to one vote for each share held.

     The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining shareholders entitled to vote, was the close of business on November 10, 2006 (the "Record Date"). As of the Record Date, the Company had outstanding 897,040,050 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable.

GENERAL

     On September 11, 2006, the Board of Directors approved, subject to shareholder approval, an Amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 900,000,000 to 1,200,000,000 shares,

     On December 7, 2006, the Proposal was approved by written consent of holders of 543,014,627 shares, constituting a majority of the Company's Common Stock.

     The proposal will be effectuated by amending paragraph (a) of Article 5 of the Company's Articles of Incorporation to read as follows:

         5. (a) The corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is One Billion Two Hundred Million (1,200,000,000), and the number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000).

     The Amendment will become effective upon filing the Amendment to the Company's Articles of Incorporation with the California Secretary of State, anticipated to be approximately 21 days after this Information Statement has been distributed to the Company's shareholders.

     The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its shareholders. Except for outstanding warrants and stock options, the Company has no current commitments or obligations to issue any of the additional shares. The additional shares of Common Stock to be authorized may be issued for any proper corporate purpose, including acquiring other businesses or technologies in exchange for shares, entering into joint venture arrangements with other companies in which Common Stock is part of the consideration, stock splits or stock dividends, raising capital through the sale of Common Stock, and attracting and retaining valuable employees by the issuance of stock options or use of stock-based employee benefit plans.

     The authorized but unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes by the Board of Directors. The Board of Directors will be able to authorize the issuance of shares for these transactions without the necessity and related costs and delays of a special shareholders' meeting or consent. Although the amendment will increase the number of shares of authorized Common Stock, it will not immediately result in any change of the voting power or of the equity percentages of the Company owned by the shareholders prior to the issuance of any new shares of Common Stock. The amendment to increase the authorized shares of Common Stock is not intended to have any anti-takeover effect and is not part of any series of any anti-takeover measures. However, shareholders should note that the availability of additional authorized but unissued shares of Common Stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time-consuming and that the availability of additional authorized but unissued shares of Common Stock might make it more difficult to remove management. The Company is not aware of any proposed attempt to take over the Company or of any plans to acquire a large block of the Company's Common Stock.

ACTION BY WRITTEN CONSENT

     Pursuant to Section 603 of the California General Corporation Law ("CGCL"), any action which may be taken at any meeting of the Shareholders may also be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of Common Stock of the Company) and delivered to the Company.

     The Company's Bylaws provide that the Board of Directors may fix, in advance, a date not more than sixty nor less than ten days before the date then fixed for the holding of any meeting of the Shareholders of the Company (or before the last day on which the consent of the shareholders may be effectively expressed for any purpose without a meeting), as the time as of which the shareholders entitled to notice of and to vote as such meeting or whose consent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were Shareholders of record of Common Stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent, as the case may be.

SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 10, 2006 by each director and executive officer of the Company, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and all directors and executive officers of the Company as a group. Except as otherwise indicated below, each person has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

Name and Address                                   Number         Percent
----------------                                   ------         -------

OC Kim                                             104,943,534      11.89%
9823 Pacific Heights Blvd. Suite J
San Diego, CA 92121

Gary Nelson                                         23,917,500       2.67%
9823 Pacific Heights Blvd. Suite J
San Diego, CA  92121

Taejin Kim                                       54,968,889 (1)      6.12%
9823 Pacific Heights Blvd. Suite J
San Diego, CA 92121

David Kim                                         88,805,746 (2)     9.89%
9823 Pacific Heights Blvd. Suite J
San Diego, CA  92121

James Lee                                         81,000,000 (3)     9.03%
9823 Pacific Heights Blvd. Suite J
San Diego, CA 92121

All directors and executive officers of          353,635,669        39.41%
     the Company as a group (4 persons)

(1) Consists of shares owned by iPacific Partners, of which Taejin Kim is an officer.

(2) Consists of shares owned by Westech Korea, of which David Kim is an officer.

3) Consists of shares owned by Cmotech Co. Ltd of which James Lee is an officer

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of Common Stock subject to securities currently convertible, or convertible within 60 days after November 10, 2006, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group.